                                                              Exhibit (3)(10)(i)



                      AN UNFUNDED, NON-QUALIFIED DEFERRED

                         COMPENSATION AGREEMENT BY AND

                              BETWEEN ECHLIN INC.

                           AND
                               -------------------
                               (Participant)


                             -------------------
                          -----------------------



                            AS AMENDED AND RESTATED
                              AS OF APRIL 8, 1996

         THIS AGREEMENT made as of ___________, 19__, by and between ECHLIN INC. ("Echlin"), a Connecticut corporation, 100 Double Beach Road, Branford, Connecticut 06405 and ________________ ("Participant") residing at ________ _______, _____________.

                              W I T N E S S E T H:

         WHEREAS, effective as of January 1, 1977, Echlin established an Unfunded, Non-Qualified Deferred Compensation Plan; and

         WHEREAS, the parties desire to enter into an agreement pursuant to said Plan.

         NOW, THEREFORE, in consideration of the premises, and the mutual promises and agreements herein contained, the parties hereto agree as follows:

         1.    Definitions
               -----------

               As used in this Agreement, the following words and phrases shall have the meanings indicated:

               (a) "Account Fund" - All compensation that is deferred under this Agreement plus interest added thereto as provided hereunder.

               (b) "Average Prime Rate" - The Prime Rate in effect on the last business day of each month, aggregated and divided by 12.

               (c) "Beneficiary" - The individual or entity designated in Schedule B annexed hereto, or if none is designated or living at the time of the Participant's death, the Participant's estate.

               (d) "Commercial Paper Average Interest Rate" - The weighted average interest rate paid for commercial paper by Echlin for each month during the preceding fiscal year, aggregated and divided by 12.

               (e) "Committee" - The Compensation and Management Development Committee of the Board of Directors of Echlin.

               (f) "Deferred Compensation" - The amount of Participant's Employee's Compensation or Director's Fees deferred pursuant to Section 2 of this Agreement.

               (g) "Deferred Compensation Account" or "Account" - The account described in Section 3 of this Agreement.


                                       1
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               (h)  "Director" - Director means persons elected to serve on the Board of Directors of Echlin who are not full-time salaried officers or employees of Echlin.

               (i) "Director's Fees" - For purposes of this Agreement, "Director's Fees" shall mean fees paid to Directors as annual retainers, for attending meetings of the Board of Directors or of Committees of the Board of Directors in person or by telephone.

               (j) "Disability" - Medical certification by a licensed physician, selected by or satisfactory to Echlin, that Participant is no longer able to continue to perform his or her present job or serve on the Board of Directors and will not be able to do so for at least a period of twelve months.

               (k) "Employee" - For purposes of this Agreement, "Employee" shall mean such full-time officers and salaried employees of Echlin or its subsidiaries who are approved by the Committee for participation under the Deferred Compensation Plan.

               (l) "Employee's Compensation" - For purposes of this Agreement, "Employee's Compensation" shall mean "Annual Base Salary", "Bonus" and "Performance Unit Plan Payments" as such terms are defined below.

                   (i) "Annual Base Salary" - The annual rate of salary of the Participant in effect at any time, excluding all fringe benefits.

                   (ii) "Bonus" - Compensation that may be payable to an Employee under the Executive Bonus Plan of Echlin.

                   (iii) "Performance Unit Plan Payments" - Amounts payable to an Employee under The Echlin Inc. Performance Unit Plan.

               (m) "Net Earnings" - The after tax earnings of Echlin and its subsidiaries for the fiscal year, as reported in the Annual Report submitted to the stockholders of Echlin for such fiscal year.

               (n) "Participant" - For the purposes of this Agreement, "Participant" means either a Director or an Employee approved for participation under this Plan by the Committee.

               (o) "Prime Rate" - The Corporate Base Rate (the interest charged to the largest and most credit-worthy commercial borrower on 90-day commercial loans) of The First National Bank of Chicago.


                                  2 - 4/8/96
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               (p)  "Retirement" - As used in this Agreement, "Retirement", as applied to an Employee, shall have the same meaning as it does under the Pension Plan for Echlin Inc. Employees. "Retirement", as applied to a Director, shall mean that the Director's service on the Board of Directors of Echlin has ended for any reason other than the death or disability of the Director.

               (q) "Total Assets" - The total value of the assets of Echlin and its subsidiaries at the end of a fiscal year, as reported in the Annual Report submitted to the stockholders of Echlin for such fiscal year.

         2.    Deferral of Earnings
               --------------------

               Echlin and the Participant agree to irrevocably defer (i) if the Participant is an Employee (a) a portion of the Employee's Annual Base Salary and of the Bonus awarded to him or her as may be designated by him or her pursuant to Schedule A; provided, however, that the amount to be deferred in any calendar year shall not exceed twenty-five (25) percent of the aggregate of the Participant's Annual Base Salary and Bonus which would otherwise be payable to him or her in such year; and (b) up to 100% of Performance Unit Plan Payments which would otherwise be payable to him or her in said year; or (ii) if the Participant is a Director, all or a portion of his or her Director's Fees as may be designated by him or her pursuant to Schedule A.

               With respect to the next succeeding year or years, an Employee may elect to change the portion of his or her Annual Base Salary, Bonus and Performance Unit Plan Payments to be deferred by him or her, and a Director may elect to change the portion of his or her Director's Fees to be deferred by him or her. Schedule A shall be amended in writing to reflect such change. In the first year of this Agreement or in the first year of Participant's eligibility for participation in this Agreement, an election may be made to defer for a part of the year. Participant understands that he or she may elect only to defer prospectively.

         3.    Deferred Compensation Account
               -----------------------------

               (a) Echlin shall establish a Deferred Compensation Account for each Participant which shall be credited with an amount equal to one hundred percent of the Deferred Compensation as of the end of the month in which such Deferred Compensation would have otherwise been payable to the Participant.

               (b) Echlin shall maintain the Deferred Compensation Account as if Echlin had invested the Deferred Compensation on the first business day after such Deferred Compensation was credited to the Account.


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               (c)  (i)   As of the end of each calendar year, Echlin shall
credit the Deferred Compensation Account with an amount obtained by multiplying the amount of said Account by the greater of (i) the Commercial Paper Average Interest Rate, or (ii) a fraction, the numerator of which is the Net Earnings and the denominator being the Total Assets, both as of the end of the preceding fiscal year. Amounts deferred during the calendar year shall be included in such computation only for the number of full months in which such deferrals were a part of the Account. The amounts so credited will then become a part of the Account Fund in the Participant's Deferred Compensation Account.

                    (ii) All amounts credited to the Participant's Deferred Compensation Account shall immediately vest to the benefit of the Participant.

                    (iii) Title to and beneficial ownership of the Account Fund shall at all times remain in Echlin and the Participant shall not have any property interest whatsoever in any specific assets of Echlin.

                    (iv) The value of the Deferred Compensation Account shall be determined in accordance with this Section 3. On or before March 31 of each year, Echlin shall notify the Participant in writing of the value of his or her Deferred Compensation Account as of the preceding December 31.

         4.    Distribution of Deferred Compensation Account
               ---------------------------------------------

               (a)  Distribution Upon Retirement, Disability or Death. Unless
                    --------------------------------------------------
the Participant has elected otherwise, in accordance with Subsection 4(b)(i) below, commencing not later than six (6) months following the date of the Participant's retirement, disability or death, Echlin shall pay to Participant or Beneficiary, in ten annual installments, the unpaid balance of the Deferred Compensation Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid. As of the end of each calendar year during the period of distribution of the Account Fund, the undistributed balance of such Account Fund shall be credited with interest thereon at the Average Prime Rate during such calendar year plus one (1) percent.

               (b)  Distribution Prior to Retirement, Disability or Death
                    -----------------------------------------------------

                    (i)  Election to Receive Distribution at a Specific Age. By
                         ---------------------------------------------------
irrevocable election on Schedule C, annexed hereto and made a part of this Agreement, the Participant may elect to have the distribution from the Deferred Compensation Account commence on the date the Participant reaches the age


                                  4 - 4/8/96
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specified in Schedule C, provided the Participant has not retired, is not disabled or has not died prior to such date. If he or she does so elect, commencing not later than sixty (60) days after the Participant reaches the age specified in Schedule C, Echlin shall pay to the Participant or Beneficiary, in ten annual installments, the unpaid balance of the Deferred Compensation Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid. As of the end of each calendar year during the period of distribution of the Account Fund, the undistributed balance of such Account Fund shall be credited with interest thereon at the Average Prime Rate in effect during such calendar year, but not to exceed seven and one half (7 1/2) percent.

                    (ii)  Distribution Resulting From Termination Prior to
                          ------------------------------------------------
Retirement. Unless the Participant has elected otherwise in accordance with
-----------
Subsection 4(b)(i) above, commencing not later than six (6) months following the date the Participant is terminated (other than for retirement, disability or death), Echlin shall pay in annual installments equal in number to the number of years from the date that the deferral commenced until the Participant's termination date, but in no more than ten annual installments, the unpaid balance of the Deferred Compensation Account multiplied by a fraction, the numerator of which is one and the denominator of which is the number of installments remaining to be paid. As of the end of each calendar year during the period of distribution of the Account Fund, the undistributed balance of such Account Fund shall be credited with interest thereon at the Average Prime Rate in effect during such calendar year, but not to exceed seven and one-half (7 1/2) percent.

               (c)  Petitions of the Participant or Beneficiary. If the
                    --------------------------------------------
Participant dies either before distribution starts, or after it has commenced but has not yet been completed, the Beneficiary designated on Schedule B assumes the place of the Participant as to the remaining annual installments to be paid. The Committee may be petitioned by the Participant (in the case of disability) or the Beneficiary (in the case of death) for approval by the Committee of more frequent installments and/or installments of greater amount. The Committee will respond to the petition within sixty (60) days, and the decision of the Committee shall be binding.

               (d)  Irrevocable Election. The Participant acknowledges that the
                    ---------------------
election made prior to the deferral of Annual Base Salary, Bonus, Performance Unit Plan Payments or Director's Fees is irrevocable.

               (e)  Hardship. The Committee or the Board of Directors (if a
                    ---------
Committee member/Participant is involved), in its sole


                                  5 - 4/8/96
discretion, may elect to make more frequent installments than required by this
Section 4, but will do so only under circumstances of hardship, as determined by the Committee or the Board of Directors, if applicable.

               (f)  Subsidiaries of Echlin. For the purpose of this Section 4, a
                    -----------------------
Participant who is an Employee shall not be deemed to have terminated his or her employment if he is transferred from the employ of Echlin to the employ of a corporation in which Echlin owns more than fifty (50%) percent of the equity interest.

          5.   Emergency Condition
               -------------------

               If a Participant establishes to the satisfaction of the Committee or the Board of Directors (if a Committee member/Participant is involved), the existence of an emergency condition in his or her personal financial affairs resulting from illness, disability, the need to pay educational expenses, or any other circumstances deemed by the Committee to be a financial hardship, the Committee or Board, if applicable, may, in its sole discretion, pay to the Participant from the Account Fund the value of his or her Deferred Compensation Account (as determined in accordance with Section 3 of this Agreement).

          6.   No Assignment
               -------------

               Neither the Participant nor his or her Beneficiary shall have any right to commute, sell, assign, transfer or otherwise convey or encumber the right to receive any payments hereunder, which payments and all the rights thereto are expressly declared and agreed to be non-assignable and non-transferable.

          7.   No Employment Contract
               ----------------------

               This Agreement does not constitute a contract for the continued employment by Echlin of an Employee or of continued service as a Director. Echlin reserves the right to modify the Employee's Compensation of any Employee at any time and from time to time as it considers appropriate and to terminate the employment of any Employee for any reason at any time notwithstanding this Agreement and to modify the Director's Fees payable at any time and from time to time as it considers appropriate.

          8.   Non-Competition
               ---------------

               In consideration for the rights and privileges extended in this Agreement to an Employee or Director, such Employee or Director agrees that he or she will, for a period of three years after his or her termination or retirement, refrain from working in any capacity with another organization which is engaged in the


                                  6 - 4/8/96
manufacture and/or sale of any of the principal products of Echlin. Such Employee or Director agrees that if at any time during the three-year period following his or her termination from Echlin, the Committee, in its sole discretion and judgment, determines that such Employee or Director has worked in some capacity with another organization which is so engaged, the Committee may elect to distribute all amounts in such Employee's Deferred Compensation Account over a period of three years, and from and after such determination the Employee's Deferred Compensation Account shall no longer be credited with any interest.

          9.   Termination
               -----------

               Echlin may terminate this Agreement at any time. If Echlin terminates this Agreement, Echlin may in satisfaction of its obligations hereunder, at its option;

               (a) pay the Participant, on the date this Agreement is terminated, an amount equal to the value his or her Deferred Compensation Account (as determined in accordance with Section 3 of this Agreement); or

               (b) pay the Participant on termination of his or her employment or his or her services as a Director an amount equal to the value of his or her Deferred Compensation Account (as determined in accordance with Section 3 of this Agreement) valued as of the date this Agreement is terminated plus interest from the date of termination to the date of such payment at a rate to be determined by the Committee, but not less then the Prime Rate plus one percent (1%).

          10.  Notice
               ------

               Any notice to the Participant hereunder may be given either by delivering it to the Participant or by depositing it in the United States mail, postage prepaid, addressed to his or her last-known address.

          11.  No Waiver
               ---------

               Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.


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

          12.  Invalidity
               ----------

               The invalidity or unenforceability of any provision hereof shall in no way effect the validity or enforceability of any other provision.

          13.  Amendment
               ----------

               This Agreement may be changed, modified, or amended only in writing signed by both parties.

          14.  Benefit
               -------

               Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon Echlin its successors and assigns including, but not limited to, any corporation which may acquire all or substantially all of Echlin's assets and businesses or into which Echlin may be consolidated or merged.

          15.  Governing Law
               -------------

               This Agreement shall be governed by the laws of the State of Connecticut.

          16.  Counterparts
               ------------

               This Agreement has been executed in several counterparts each of which shall be an original, but such counterparts shall together constitute but one instrument. The Participant acknowledges that he or she has read all parts of this Agreement and has sought and obtained satisfactory answer(s) to any questions he or she may have had as to his or her rights, obligations and potential liabilities under this Agreement prior to affixing his or her
                                           -----
signature and initials to any part of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       ECHLIN INC.


ATTEST:                                By
                                          --------------------------------
                                           Vice President, Secretary
                                            and General Counsel
--------------------------
Title
                                          --------------------------------
                                          Participant

--------------------------
Witness


                                  8 - 4/8/96

                                   SCHEDULE A
                          ELECTIONS IN CONNECTION WITH
                         DEFERRED COMPENSATION AGREEMENT

Section 1.
----------

          (a)  Employee
               --------

          I hereby irrevocably elect to defer, effective on __________ until my retirement or other termination of employment, (i) $__________ a month of my Annual Base Salary, and further, I elect to defer _____ percent (____%) of my bonus; provided, however, that the amount deferred under this Section 1(a)(i) shall not exceed twenty-five percent (25%) of the aggregate of my Annual Base Salary and Bonus in any calendar year; and (ii) _____ percent (____%) of all Performance Unit Plan Payments.

          Participant's initials:  _______; Date ________.

          (b)  Director
               --------

          I hereby irrevocably elect to defer, effective on __________ until my retirement or other termination of service, all or a portion of my Director's Fees as follows:

          Check only one:

               ______ All (100%)

               ______ A portion equal to ___%, or

               ______ Amount $_______

          Participant's initials:  _______; Date ________.

Section 2.     Change in Election as to Compensation to be Deferred
----------     ----------------------------------------------------

NOTE: THIS SECTION IS TO BE USED ONLY IF YOU WANT TO MAKE A CHANGE IN THE ELECTION THAT YOU PREVIOUSLY MADE UNDER PARAGRAPH 2 OF THIS AGREEMENT

          (a)  Employee
               --------

          I hereby irrevocably elect to change my election under my Deferred Compensation Agreement dated __________ and to defer,


                                  9 - 4/8/96
until my retirement or other termination of employment, (i) $__________ a month of my Annual Base Salary, and further, I elect to defer _____ percent (____%) of my bonus; provided, however, that the amount deferred under this Section 2(a)(i) shall not exceed twenty-five percent (25%) of the aggregate of my Annual Base Salary and Bonus in any calendar year; and (ii) _____ percent (____%) of all Performance Unit Plan Payments (up to 100%).

          Participant's initials:  _______; Date ________.

          (b)  Director
               --------

          I hereby irrevocably elect to change my election under my Deferred Compensation Agreement dated __________ and to defer, effective on __________ until my retirement or other termination of service, all or a portion of my Director's Fees as follows:

          Check only one:

               ______ All (100%)

               ______ A portion equal to ___%, or

               ______ Amount $_______

          Participant's initials:  _______; Date ________.

Section 3.     Employee or Director
----------     --------------------

          I hereby irrevocably elect to discontinue deferring my Employee's Compensation or Director's Fees.

          Participant please initial here _______; Date ________.



------------------                                   -------------------
Witness                                              Employee


Accepted by ECHLIN INC.

______ day of _________, 199_


By
  ------------------------------------
   Vice President, Corporate Secretary
   and General Counsel


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

                                  SCHEDULE B

                          DESIGNATION OF BENEFICIARY


For distribution of my Deferred Compensation Plan:


-----------------------------------------------------------------


-----------------------------------------------------------------


The undersigned hereby makes the above beneficiary designation(s) under the foregoing Agreement in the event of the Participant's death prior to, or during the distribution period therein and agrees that if no such designation is made, the beneficiary thereunder shall be the Participant's estate.



-----------------------                     -------------------------
Witness                                     Participant


Date:
      -----------------







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